UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 26, 2026

(Date of earliest event reported)

FRANKLIN BSP REAL ESTATE DEBT, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56705	99-3480205
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Madison Avenue, Suite 1600 New York, New York	10010
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number including area code) 212-588-6770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Advisory Agreement

On February 26, 2026, Franklin BSP Real Estate Debt, Inc. (the “Company”) entered into an amended and restated advisory agreement (the “Amended Agreement”) with Benefit Street Partners L.L.C. (the “Advisor”) to amend the terms regarding the reimbursement to the Advisor of operating expenses it pays on behalf of the Company. Pursuant to the Amended Agreement, commencing January 1, 2026 through December 31, 2026, the Company will reimburse the Advisor for operating expenses it pays on the Company’s behalf in an amount up to 0.60% of Average Net Asset Value (as defined in the Amended Agreement) and expenses above such amount will be paid in 12 equal, quarterly installments, with approval of the independent directors of the Company required for the Company to reimburse the Advisor if such amounts are in excess of the greater of 2% of Average Invested Capital and 25% of Net Income (as defined in the Amended Agreement).  Operating expenses paid by the Advisor prior to January 1, 2026 will be reimbursed in 60 monthly installments and beginning January 1, 2027, operating expenses will be reimbursed by the Company subject to the caps as provided for in the initial agreement.

The foregoing description of the Amended Agreement is a summary and is qualified in its entirety by the terms of the Amended Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amended and Restated Advisory Agreement between the Company and Benefit Street Partners L.L.C. dated February 26, 2026,
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franklin BSP Real Estate Debt, Inc.

By:	/s/ Jerome S. Baglien
	Name:	Jerome S. Baglien
	Title:	Chief Financial Officer, Chief Operating Officer and Treasurer

Date: March 2, 2026